Exhibit 10.1

Limited Waiver and

Third Amendment to

Loan Agreement

Borrowers:Xtera Communications, Inc.

Azea Networks, Inc.

Neovus, Inc.

Xtera Asia Holdings, LLC

Date:April 27, 2016

This Limited Waiver and Third Amendment to Loan Agreement (this “Amendment”) is entered into between Pacific Western Bank (“Lender”) and, jointly and severally, the borrowers named above (collectively referred to herein as “Borrower”).

The parties hereto agree to amend the Loan and Security Agreement between Borrower and Lender (as successor in interest by merger to Square 1 Bank), dated January 16, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), and Lender agrees to waive certain Events of Default thereunder, as follows, effective as of the date hereof, unless otherwise indicated below, subject to the terms and conditions set forth below.  Initially capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

1.Limited Waiver.  Borrower acknowledges and agrees that Parent has failed to comply with the Minimum Adjusted Cash Flow Covenant set forth in Section 5 of the Schedule for the periods ending January 31, 2016, and February 29, 2016 (each failure a “Specified Default”), and that each Specified Default constitutes an Event of Default.

Lender hereby waives each Specified Default.  Such waiver does not constitute any of the following: (i) a waiver of Borrower’s obligation to meet any covenant referenced above at any other date; (ii) a waiver of any other term or provision of any of the Loan Documents; or (iii) an agreement to waive in the future any covenant referenced above, or any other term or provision of any of the Loan Documents.

2.Additional Definitions.  The following definitions are hereby added to Section 8 of the Loan Agreement, in their appropriate alphabetical positions:

“ ‘Liquidity’ means, on any day, (i) unrestricted cash in Borrower’s sole name in Deposit Accounts maintained with Lender on such day, plus (ii) Loans available to Borrower hereunder on such day.”

   Pacific Western BankLimited Waiver and Third Amendment to Loan Agreement

“ ‘Sale of Parent’ means either (i) a change in the record or beneficial ownership of an aggregate of more than 50% of the outstanding shares of stock of Parent in any single transaction or series of related transactions, or (ii) a sale or other transfer of all or substantially all of the assets of Parent in any single transaction or series of related transactions.”

“ ‘Sale of a Subsidiary’ means either (i) a change in the record or beneficial ownership of an aggregate of more than 50% of the outstanding shares of stock of any Subsidiary in any single transaction or series of related transactions, or (ii) a sale or other transfer of all or substantially all of the assets of any Subsidiary in any single transaction or series of related transactions.”

3.Success Fee.  The following is hereby added to the end of Section 3 of the Schedule:

“Success Fee:

A fee in the amount of $150,000 (the ‘Success Fee’), due and payable immediately upon the earliest to occur of any event in connection with which Borrower receives cash proceeds in an amount sufficient to pay all then-outstanding Indebtedness to Lender, including without limitation: (i) a Sale of Parent; (ii) any Sale of a Subsidiary; (iii) a Change in Control; or (iv) the issuance to any Person(s) of equity and/or debt securities of Parent. Notwithstanding the foregoing, the amount of the Success Fee shall be reduced to:

(a)	$50,000, if the Obligations are repaid on or before May 31, 2016; and

(b)	$100,000, if the Obligations are repaid after May 31, 2016, but on or before June 30, 2016.”

The obligations set forth in this paragraph shall survive any termination of the Loan Agreement.”

4.Maturity Date.  Section 4 of the Schedule is hereby amended in its entirety to read as follows:

“4.  Maturity Date

(Section 6.1)	July 31, 2016.”

5.Financial Covenants.  Section 5 of the Schedule is hereby amended in its entirety to read as follows:

“5.  FINANCIAL COVENANTS

   Pacific Western BankLimited Waiver and Third Amendment to Loan Agreement

(Section 5.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:
Minimum Liquidity:	Borrower shall maintain total Liquidity of no less than $1,500,000 at all times.

Cash Infusion

to Parent:

On or before May 31, 2016, Borrower shall provide evidence to Lender that Borrower has received a term sheet or letter of intent or other similar document (each a ‘Commitment Document’), acceptable to Lender, from Person(s) acceptable to Lender, evidencing the commitment of the parties thereto to enter into one of the following transactions, upon terms and conditions acceptable to Lender in its sole discretion, which transaction shall be required, by the terms of such Commitment Document, to be consummated on or before July 31, 2016 (the ‘Consummation Deadline’):

(i)

the issuance to such Person(s) of equity and/or debt securities of Parent in connection with which Borrower is to receive cash proceeds, on or before the Consummation Deadline, in an amount sufficient to pay all then-outstanding Indebtedness to Lender (the ‘Minimum Proceeds Amount’); or

(ii)

a transaction other than that set forth in subsection (i) above pursuant to which Borrower shall receive cash, on or before the Consummation Deadline, in such amount and upon such terms and conditions as are satisfactory to Lender in its sole discretion; or

(iii)	a Sale of Parent to such Person(s), pursuant to which Borrower shall receive the cash proceeds on or before the Consummation Deadline.

Each of the following shall constitute an Event of Default: (1) the failure to occur of any of the

   Pacific Western BankLimited Waiver and Third Amendment to Loan Agreement

events set forth above in this subsection entitled ‘Cash Infusion to Parent,’ on or before the date specified with respect to such event; (2) the effective Consummation Deadline in any Commitment Document is or becomes a date subsequent to July 31, 2016; or (3) any Commitment Document is revoked or in any other manner deemed invalid or ineffective by any party thereto.”

6.Accounts Receivable Agings; Accounts Payable Agings.  Sections 6(a) and 6(b) of the Schedule, which currently read:

“(a)	Monthly accounts receivable agings, aged by due date, with borrowing base certificate, within ten Business Days after the end of each month.
(b)	Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within ten Business Days after the end of each month.”

is hereby amended to read:

“(a)	Weekly accounts receivable agings, aged by due date, with borrowing base certificate, on Wednesday of each week, with respect to the preceding week.
(b)	Weekly detailed accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, on Wednesday of each week, with respect to the preceding week.”

7.Additional Reporting. The following subsections are hereby added to the end of Section 6 of the Schedule:

“(m)	Weekly collections reports, in form reasonably acceptable to Lender, on Wednesday of each week, with respect to the preceding week.

(n)	Semi-monthly cash flow forecasts, in form reasonably acceptable to Lender, on the 15th and last day of each calendar month.”

   Pacific Western BankLimited Waiver and Third Amendment to Loan Agreement

8.Deposit Account at Bank of Montreal.  The following is hereby added to the end of Section 8(d) of the Schedule:

“Notwithstanding the foregoing, Borrower may maintain a deposit account at Bank of Montreal, provided that: (i) on or before May 31, 2016, Borrower shall cause Bank of Montreal to enter into a control agreement with Lender, in form and substance satisfactory to Lender in its Good Faith Business Judgment and sufficient to perfect Lender’ first-priority security interest in the same; and (ii) the balance in such deposit account shall not exceed $100,000 as of the end of any calendar month.”

9.Limitation on Payments of Horizon Debt.  The following subsection (3) is hereby added to the end of Section 8(g) of the Loan Agreement:

“(3)

Borrower shall not make any payment of Horizon Debt between May 1 and May 31, 2016, which causes the aggregate amount of all payments of Horizon Debt made during such period to exceed $100,000.  Notwithstanding the foregoing, and without limitation thereof, Borrower may make payments of Horizon Debt as otherwise permitted under this Loan Agreement if, and only for so long as, Borrower is in full compliance with all terms of that portion of Section 5 of the Schedule entitled ‘Cash Infusion to Parent.’ ”

10.Fee. In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $1,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.

11.Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct as if made on the date hereof.

12.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender, except as set forth in Section 1 above.

13.General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations,

   Pacific Western BankLimited Waiver and Third Amendment to Loan Agreement

subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

14.General Provisions.  Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Next Page]

   Pacific Western BankLimited Waiver and Third Amendment to Loan Agreement

Borrower:

XTERA COMMUNICATIONS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

AZEA NETWORKS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

NEOVUS, INC.

By	/s/ Jack Owen
Title	Secretary

Borrower:

XTERA ASIA HOLDINGS, LLC

By	/s/ Jack Owen
Title	Secretary

Lender:

SQUARE 1 BANK

By	/s/ Pacific Western Bank
Title	Vice President

[Signature Page – Limited Waiver and Third Amendment to Loan Agreement]